UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 9, 2012

SEALY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08738	36-3284147
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

Sealy Drive, One Office Parkway Trinity, North Carolina 27370

(Address of Principal Executive Offices, including Zip Code)

(336) 861-3500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

Overview

On May 9, 2012, Sealy Mattress Company (“SMC”), a wholly-owned subsidiary of Sealy Corporation (the “Company”), amended its existing senior secured asset-based revolving credit facility pursuant to a credit agreement (the “ABL Revolver”) among SMC, the Company, Sealy Mattress Corporation (“Holdings”), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, General Electric Capital Corporation, as co-collateral agent, J.P. Morgan Securities LLC, GE Capital Markets, Inc. and Citigroup Global Markets, Inc., as joint lead arrangers and joint bookrunners, Mizuho Corporate Bank, Ltd., as syndication agent, and a syndicate of financial institutions and institutional lenders.  A copy of the credit agreement is set forth in Exhibit 10.1 hereto and is incorporated by reference in this Item 1.01.

Some significant changes from the Company’s existing credit agreement include:

Term	ABL Revolver, dated May 13, 2009	Amended ABL Revolver, dated May 9, 2012
Facility Size	$100 million, with $25 million accordion	$100 million, with $50 million accordion

Interest Rate	• Drawn: LIBOR + 400 bps • Undrawn: • If utilization is less than 50% of facility, 100 bps • If utilization > 50% of facility, 75 bps	• Drawn: LIBOR + 175 – 225 bps, depending upon excess availability as follows: • > 66%, LIBOR + 175 bps • > 33% but < 66%, LIBOR + 200 bps • < 33%, LIBOR + 225 bps • Undrawn: 37.5 bps

Maturity	• Four years	• Five years, subject to certain springing maturity terms set forth in the ABL Revolver

Terms of Amended ABL Revolver

The amended ABL Revolver provides for revolving credit financing of up to $100 million, subject to borrowing base availability, with a maturity of five years.  The borrowing base at any time equals the sum (subject to certain reserves and other adjustments) of:

•                  85% of the net amount of eligible accounts receivable;

•                  the lesser of (i) 85% of the net orderly liquidation value of eligible inventory and (ii) 75% of the net amount of eligible inventory; and

•                  less reserves deemed necessary by the co-collateral agents.

The amended ABL Revolver includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans.  All borrowings under the ABL Revolver will be subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.  SMC does not plan to draw on the ABL Revolver immediately upon closing.  As of the closing date, SMC had $57.1 million of undrawn availability under the ABL Revolver, after taking into account approximately $17.7 million of letters of credit and the borrowing base limitations.

Interest Rate and Fees

Borrowings under the ABL Revolver will bear interest at a rate per annum equal to, at the option of SMC, either (a) a base rate determined by reference to the highest of (1) the prime rate of the administrative agent, (2) the federal funds effective rate plus 1/2 of 1% and (3) the LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for a three-month interest period adjusted for certain additional costs or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin

In addition to paying interest on outstanding principal under the ABL Revolver, SMC is required to pay a commitment fee in respect of the unutilized commitments thereunder which fee will be determined based on utilization of the ABL Revolver (increasing when utilization is low and decreasing when utilization is high). SMC must also pay customary letter of credit fees equal to the applicable margin on LIBOR loans and agency fees.

Mandatory Repayments

If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the ABL Revolver exceeds the lesser of (i) the commitment amount and (ii) the borrowing base, SMC will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If (i) the amount available under the ABL Revolver is less than 12.5% of the borrowing base or $10.0 million or (ii) certain events of default have occurred, SMC will be required to deposit cash from its material deposit accounts (including all concentration accounts) daily in a collection account maintained with the administrative agent under the ABL Revolver, which will be used to repay outstanding loans and cash collateralize letters of credit.

Voluntary Repayment

SMC may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity

There is no scheduled amortization under the ABL Revolver. All outstanding loans under the facility are due and payable in full on the fifth anniversary of the closing date.

Guarantees and Security

All obligations under the ABL Revolver are unconditionally guaranteed jointly and severally on a senior secured basis by Holdings and substantially all existing and subsequently acquired or organized direct or indirect wholly-owned U.S. restricted subsidiaries of SMC. All obligations under the ABL Revolver, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of SMC’s assets and the assets of the guarantors, including:

•                  a first-priority security interest in personal property consisting of accounts receivable, inventory, certain cash, related general intangibles and instruments related to the foregoing and proceeds of the foregoing; and

•                  a second-priority security interest in, and mortgages on, substantially all of material real property and equipment and all other assets that secure the First Lien Notes on a first-priority basis.

Restrictive Covenants and Other Matters

The ABL Revolver requires that, if excess availability is less than the greater of (i) 12.5% of the borrowing base and (ii) $10 million for two consecutive days, SMC comply with a minimum fixed charge coverage ratio test. In addition, the ABL Revolver includes affirmative and negative covenants that, subject to significant exceptions, limits the ability of SMC, the Company, Holdings and their subsidiaries to, among other things:

•                  incur, assume or permit to exist additional indebtedness or guarantees;

•                  incur liens;

•                  make investments and loans;

•                  pay dividends, make payments or redeem or repurchase capital stock;

•                  engage in mergers, acquisitions and asset sales;

•                  prepay, redeem or purchase certain indebtedness including the notes;

•                  amend or otherwise alter terms of certain indebtedness, including the notes;

•                  engage in certain transactions with affiliates; and

•                  alter the business that Holdings, SMC and their subsidiaries conduct.

The ABL Revolver contains certain customary representations and warranties, affirmative covenants and events of default, including among other things payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the ABL Revolver to be in full force and effect, and change of control. If such an event of default occurs, the lenders under the ABL Revolver would be entitled to take various actions, including the acceleration of amounts due under the ABL Revolver and all actions permitted to be taken by a secured creditor.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01           Financial Statements and Exhibits.

	Description	Page #

10.1	Credit Agreement, dated May 9, 2012, among Sealy Mattress Company, as Borrower, Sealy Mattress Corporation as Holdings and a Guarantor, Sealy Corporation, as Parent, the Several Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, General Electric Capital Corporation, as Co-Collateral Agent, J.P. Morgan Securities LLC, GE Capital Markets and Citigroup Global Markets, Inc., as Joint Lead Arrangers and Joint Bookrunners, Mizuho Corporate Bank, Ltd., as Syndication Agent.	7

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALY CORPORATION

/s/ Michael Q. Murray
Date: May 11, 2012
	By:	Michael Q. Murray

	Its:	Senior Vice President and General Counsel